Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Avista Public Acquisition Corp. II

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	New OmniAb Common Stock(1) (2)	457(f)(1), 457(c)	141,470,885	$10.13 (6)	$1,433,100,065.05 (6)	(7)	$132,848.38
Fees to Be Paid	Equity	Warrants to acquire New OmniAb Common Stock(3) (2)	457(c), 457(f)(1) and 457(f)(3)	7,666,667 (3)	$— (4)	$—	(7)	$—
Fees to Be Paid	Equity	New OmniAb Common Stock issuable upon exercise of warrants (5)	457(c), 457(f)(1) and 457(f)(3)	7,666,667 (5)	$11.99 (4)	$91,923,337.33 (4)	(7)	$8,521.30
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
	Total Offering Amounts					$1,525,023,402.38		$141,369.68
	Total Fees Previously Paid							$129,662.54
	Total Fee Offsets							-
	Net Fee Due							$11,707.14

(1)

The number of shares of common stock, par value $0.0001 per share (the “New OmniAb Common Stock”), of Avista Public Acquisition Corp. II (“APAC”, and after the domestication (the “Domestication”) of APAC as a corporation incorporated in the State of Delaware, “New OmniAb”) being registered is equal to 141,470,885 and represents (i) 23,000,000 Class A ordinary shares, par value $0.0001 per share, of APAC (the “APAC Class A ordinary shares”) underlying units issued in APAC’s initial public offering which will be canceled and automatically converted, on a one-for-one basis, into shares of New OmniAb Common Stock; (ii) 5,750,000 Class B ordinary shares, par value $0.0001 per share, of APAC held by Avista Acquisition LP II (the “Sponsor”) and certain of APAC’s directors, which will be canceled and automatically converted, on a one-for-one basis, into shares of New OmniAb Common Stock; (iii) 15,000,000 OmniAb Earnout Shares (as defined in that certain Agreement and Plan of Merger, dated March 23, 2022 (the “Merger Agreement”), by and among APAC, Ligand Pharmaceuticals Incorporated, OmniAb, Inc. (“OmniAb”) and Orwell Merger Sub Inc.); (iv) 82,731,592 shares of New OmniAb Common Stock to be issued in connection with the Merger to certain holders of shares of common stock of OmniAb after the Distribution and upon consummation of the Merger (each as defined in the Merger Agreement) and (v) 14,989,293 shares of New OmniAb Common Stock underlying the New OmniAb Equity Awards (as defined in the registration statement) into which OmniAb equity awards (including stock options, restricted stock units and performance stock units) existing prior to the Merger will be converted upon consummation of the Merger.

(2)

Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

The number of warrants of APAC previously issued in APAC’s initial public offering which upon the Domestication will be canceled and automatically converted into New OmniAb Warrants to acquire shares of New OmniAb Common Stock.

(4)

Estimated solely for the purpose of calculating the registration fee, and represents the sum of (i) the average of the high and low prices of the APAC public warrants on the Nasdaq on August 17, 2022 ($0.49 per warrant), and (ii) the exercise price of $11.50 per share of common stock issuable upon exercise of such public warrants. This calculation is in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) of the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the New OmniAb Warrants has been allocated to the underlying shares of New OmniAb Common Stock and such shares of New OmniAb Common Stock are included in the registration fee. The maximum number of shares of New OmniAb Common Stock issuable upon exercise of the New OmniAb Warrants are being simultaneously registered hereunder.

(5)

Represents the number of shares of New OmniAb Common Stock issuable upon exercise of the New OmniAb Warrants pursuant to their terms. Each whole New OmniAb Warrant will entitle the New OmniAb Warrant holder to purchase one share of New OmniAb Common Stock at a price of $11.50 per share.

(6)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the APAC Class A ordinary shares on the Nasdaq Capital Market (“Nasdaq”) on August 17, 2022 ($10.13 per APAC Class A ordinary share). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(7)	Applicable fee rate is $92.70 per $1,000,000.